UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2007

Intelli-Check, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

246 Crossways Park West, Woodbury, NY	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-992-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2007, Intelli-Check, Inc. (“Intelli-Check”) entered into a merger agreement (the “Definitive Agreement”) with Mobilisa, Inc. (“Mobilisa”). Pursuant to the Definitive Agreement, Mobilisa will be acquired by Intelli-Check and the former stockholders of Mobilisa will receive a number of shares of Intelli-Check’s common stock such that the former stockholders of Mobilisa will own 50% of Intelli-Check on a post-merger basis. The former Mobilisa optionholders and warrantholders will also receive replacement options to purchase shares of Intelli-Check’s common stock with substantially equivalent value to Mobilisa’s outstanding options and warrants.

The Board of Directors of the combined company will be composed of eight members, four selected by Intelli-Check’s Board of Directors and four selected by Mobilisa’s Board of Directors. The Chief Financial Officer, Chief Technology Officer and the Chairman of the Board of Directors of the combined company would be selected by Intelli-Check’s Board of Directors and the Chief Executive Officer and the Vice Chairman of the Board of Directors of the combined company would be selected by Mobilisa’s Board of Directors.

The consummation of the transaction is subject to (i) the approval of the stockholders of Intelli-Check approving this transaction and an amendment to Intelli-Check’s certificate of incorporation to increase the number of authorized shares of Intelli-Check’s common stock and (ii) the approval of stockholders of Mobilisa to approve the transactions contemplated by the Definitive Agreement.

The Definitive Agreement may be terminated by either party if (i) the merger is not consummated before March 31, 2008 (subject to adjustment as provided in the Definitive Agreement), (ii) there is a material adverse change to the non-terminating party’s business or (iii) the non-terminating party is unable to obtain the necessary stockholder approval. If a party chooses to terminate the Definitive Agreement due to a breach of the terms of the Definitive Agreement, the terminating party would be required to pay a break-up fee of $1,000,000 over 36 months to the non-terminating party.

Item 9.01. Financial Statements and Exhibits.

Exhibits:
Exhibit	Description
10.2	Merger Agreement dated November 20, 2007 by and among Intelli-Check Inc., Intelli-Check Merger Sub, Inc., Mobilisa, Inc., and the Principal Shareholders of Mobilisa, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLI-CHECK, INC.
By: /s/ Peter J. Mundy
Name: Peter J. Mundy
Title: Vice President Finance & CFO

Dated: November 21, 2007

Exhibit Index

Exhibit	Description
10.2	Merger Agreement dated November 20, 2007